                                                                 EXHIBIT 99.E1ii

                                AMENDMENT NO. 1
                                       to
                                   SCHEDULE I

         This Schedule to the Distribution Agreement between Delaware Group Equity Funds III and Delaware Distributors, L.P. entered into as of June 26, 2001 (the "Agreement") lists the Series and Classes for which Delaware Distributors, L.P. provides distribution services pursuant to this Agreement, along with the 12b-1 Plan rates, if applicable, for each class and the date on which the Agreement became effective for each Series.

                                                               Total 12b-1             Portion designated
                                                               Plan Fee Rate           as Service Fee
                                                               (per annum of           Rate (per
                                                               the Series'             annum of the
                                                               average                 Series'
                                                               daily                   average daily
                                                               net assets              net assets
                                                               represented             represented by
                                                               by shares               shares of the
Series Name                                 Class Names        of the Class)           Class)               Effective Date
------------------------------------------- ------------------ ----------------------- -------------------- ------------------
Delaware Trend Fund                         A Class                     .30%                                April 19, 2001
                                            B Class                    1.00%                  .25%          April 19, 2001
                                            C Class                    1.00%                  .25%          April 19, 2001
                                            Institutional                                                   April 19, 2001
                                              Class
------------------------------------------- ------------------ ----------------------- -------------------- ------------------
Delaware Technology and Innovation Fund     A Class                     .30%                                April 19, 2001
                                            B Class                    1.00%                  .25%          April 19, 2001
                                            C Class                    1.00%                  .25%          April 19, 2001
                                            Institutional                                                   April 19, 2001
                                              Class
------------------------------------------- ------------------ ----------------------- -------------------- ------------------
Delaware American Services Fund             A Class                     .30%                                April 19, 2001
                                            B Class                    1.00%                  .25%          April 19, 2001
                                            C Class                    1.00%                  .25%          April 19, 2001
                                            Institutional                                                   April 19, 2001
                                              Class
------------------------------------------- ------------------ ----------------------- -------------------- ------------------
Delaware Research Fund                      A Class                     .30%                                April 19, 2001
                                            B Class                    1.00%                  .25%          April 19, 2001
                                            C Class                    1.00%                  .25%          April 19, 2001
                                            Institutional                                                   April 19, 2001
                                              Class
------------------------------------------- ------------------ ----------------------- -------------------- ------------------
Delaware Focused Growth Fund (formerly      A Class                     .30%                                April 19, 2001
Delaware Large Cap Growth Fund)             B Class                    1.00%                  .25%          April 19, 2001
                                            C Class                    1.00%                  .25%          April 19, 2001
                                            Institutional                                                   April 19, 2001
                                              Class
------------------------------------------- ------------------ ----------------------- -------------------- ------------------
Delaware Health Care Fund                   A Class                     .30%                                June 26, 2001
                                            B Class                    1.00%                  .25%          June 26, 2001
                                            C Class                    1.00%                  .25%          June 26, 2001
                                            Institutional                                                   June 26, 2001
                                              Class
------------------------------------------- ------------------ ----------------------- -------------------- ------------------
Delaware Small Cap Growth Fund              A Class                     .30%                                June 26, 2001
                                            B Class                    1.00%                  .25%          June 26, 2001
                                            C Class                    1.00%                  .25%          June 26, 2001
                                            Institutional                                                   June 26, 2001
                                              Class
------------------------------------------- ------------------ ----------------------- -------------------- ------------------

DELAWARE DISTRIBUTORS, L.P.                 DELAWARE GROUP EQUITY FUNDS III
DELAWARE DISTRIBUTORS, INC.,
General Partner

By:  /s/ Richard J. Flannery                By:  /s/ David K. Downes
    --------------------------------------      -------------------------------
Name:  Richard J. Flannery                  Name:  David K. Downes
Title: President/Chief Executive Officer    Title: President/Chief Executive
                                                   Officer/Chief Financial
                                                   Officer